UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

                                Date of report (Date of earliest event reported)  November 6, 2007

THE DIRECTV GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31945	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Principal Accounting Officer

On November 6, 2007, the Board of Directors elected John F. Murphy, age 39, Senior Vice President and Chief Accounting Officer for the Company, reporting to Patrick T. Doyle,  the Company's Chief Financial Officer.  Mr. Murphy has served as Vice President and General Auditor since joining the Company in 2004.  From 2002 until joining the Company, Mr. Murphy served as Vice President – Finance of Experian Group, Ltd.  Mr. Murphy is a certified public accountant licensed in California. Mr. Doyle served as Chief Accounting Officer since 2003.

Employment Agreement

The Company has entered into a new employment agreement with Michael Palkovic as authorized by the Compensation Committee on November 6, 2007. Mr. Palkovic was Chief Financial Officer until October 5, 2007, when he was appointed Executive Vice President – Operations, reporting directly to the President and Chief Executive Officer.  The employment agreement replaces the previous agreement dated as of March 19, 2005 and also replaces the change-in-control severance agreement previously in effect between the Company and Mr. Palkovic.  The material terms of the new employment agreement are summarized below:

Term.  The term of the agreement is as of October 5, 2007 through December 31, 2010 (the “Term”).

Base Salary.  Mr. Palkovic’s base salary is set at $800,000 and is subject to an annual increase for each calendar year on or after January 1, 2009 generally commensurate with other senior executives of the Company with the actual salary increase for any year to be subject to the approval of the Compensation Committee if required under applicable Company policies.

Annual Cash Bonus.  Mr. Palkovic is eligible to receive an annual performance bonus, payable in cash, with a target bonus of 80% of his base salary. The actual amount of this bonus will be determined annually based upon the recommendation of the Chief Executive Officer of the Company and subject to approval by the Compensation Committee if required under applicable Company policies.

Equity Compensation.  Mr. Palkovic shall receive, subject to the approval of the Compensation Committee if required under applicable Company policies, equity compensation, (e.g., options or restricted stock units) appropriate to his position in the Company and generally commensurate with grants to other senior executives of the Company.  The annual equity grant  is expected to have a fair market value at least equal to Mr. Palkovic’s base salary.

Termination.  If Mr. Palkovic’s employment terminates due to his death, his estate or beneficiaries are entitled to base salary and pro-rated annual cash bonus, based on the bonus paid for the fiscal year prior to termination, through the date of termination, and other or additional benefits in accordance with applicable plans and programs of the Company.  If Mr. Palkovic’s employment terminates due to disability, he is entitled to base salary and pro-rated annual cash bonus, based on the bonus paid for the fiscal year prior to termination, through the date of termination, until the earlier of the end of such disability and the end of the Term, continued participation in medical, dental, hospitalization and life insurance coverage and in all other employee plans and programs in which he was participating on the date of termination, and other or additional benefits in accordance with applicable plans and programs of the Company.  If Mr. Palkovic’s employment is terminated for cause (as defined in his agreement), he is only entitled to base salary and accrued vacation (if any) through the date of termination.

If Mr. Palkovic’s employment is terminated for any other reason prior to the expiration of the Term, he is entitled to base salary and pro-rated target bonus through the date of termination, payment of an amount equal to one (1) time his then current base salary and target bonus, vesting of equity awards as if he had remained employed through the end of the calendar year in which his employment is terminated or, if terminated in December of a year, for one additional calendar year, subject to the other terms and conditions of the applicable equity awards.  Also, he is entitled to continued participation in Company-sponsored medical plans in which he was participating on the date of termination of employment, through either (a) the longer of the end the Term or 12 months from date of termination of employment, or (b) until he receives coverage through another employer, whichever occurs first.  Mr. Palkovic shall be entitled to these benefits also in the case of any adverse change in the scope of job responsibilities or reporting relationship or a change in the principal place of employment from El Segundo, California, in each case without his consent.  All payments described in this paragraph would require execution by Mr. Palkovic of a release agreement in the Company’s customary form or otherwise acceptable to the Company.

In the event that the Company adopts a severance plan applicable to comparable executives which provides for payment or benefits which are more favorable to executives than the provisions of the employment agreement, then Mr. Palkovic will be entitled to the more favorable payments or benefits, subject to the terms and conditions of such plan.

Noncompetition and Confidentiality.  Mr. Palkovic agrees to abide by the provisions of the Company’s Code of Ethics and Business Conduct during the Term.  He has agreed not to compete with the Company during the Term and for 12 months thereafter and has also agreed, during the Term and for one year thereafter, not to induce or attempt to induce any managerial, legal, human resources, sales or supervising employee of the Company or its affiliates to render services to any other person, firm or corporation.  In consideration for this commitment, if his employment terminates for reasons other than good cause, death or disability, Mr. Palkovic will be entitled to an amount equal to the sum of his base salary and target bonus at the date of termination of employment, less applicable tax withholdings, such payment to be made on the first anniversary of employment termination.  Further, Mr. Palkovic is required to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company.

A copy of Mr. Palkovic’s employment agreement is attached to this report as Exhibit 10.1.  The description of the employment agreement in this report is qualified in its entirety by reference to the applicable document.

Other Matters

On November 6, 2007, the Compensation Committee also approved an increase in Patrick  Doyle’s salary to $500,000, effective as of the date he was appointed Chief Financial Officer (October 5, 2007), and an increase in his  target bonus from 60% to 65% of his base salary.

ITEM 9.01.  Financial Statements and Exhibits

(d)	Exhibit.

10.1	Employment Contract of Michael Palkovic

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                      THE DIRECTV GROUP, INC.
                       (Registrant)

Date: November 9, 2007	By: /s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Contract of Michael Palkovic